Salarius Announces Proposed Public Offering of Common Stock
HOUSTON, March 3, 2021 (GLOBAL NEWSWIRE) – Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical-stage biopharmaceutical company developing potential new medicines for patients with pediatric cancers, solid tumors, and other cancers, today announced that it has commenced an underwritten public offering of shares of its common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager in connection with the public offering.
A shelf registration statement on Form S-3 (File No. 333-231010) relating to the shares was filed with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on May 17, 2019. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Attn: Prospectus Department, 640 Fifth Avenue, New York, NY 10019 or by email at prospectus@ladenburg.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Salarius Pharmaceuticals, Inc.
Salarius Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing cancer therapies for patients in need of new treatment options. Salarius’ lead candidate, seclidemstat, is being studied as a potential treatment for pediatric cancers, solid tumors and other cancers with limited treatment options. Seclidemstat is currently in a Phase 1/2 clinical trial for relapsed/refractory Ewing sarcoma, for which it has received Fast Track Designation, Orphan Drug Designation and Rare Pediatric Disease Designation from the U.S. Food and Drug Administration. Salarius is also developing seclidemstat for several cancers with high unmet medical need, with a second clinical study in advanced solid tumors, including prostate, breast, and ovarian cancers. Salarius has received financial support from the National Pediatric Cancer Foundation to advance the Ewing sarcoma clinical program and was also the recipient of a Product Development Award from the Cancer Prevention and Research Institute of Texas (CPRIT). For more information, please visit salariuspharma.com.
Forward-Looking Statements
This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including statements that relate to the offering, the expected completion of the offering, and other information that is not historical information. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions, the impact of the COVID-19 pandemic, and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Salarius is contained in the sections captioned “Risk Factors” in the

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preliminary prospectus supplement and the accompanying prospectus related to the public offering filed with the SEC, including the documents incorporated by reference therein. Salarius disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contact
Tiberend Strategic Advisors, Inc.
Maureen McEnroe, CFA/Miriam Weber Miller (investors)
(212) 375-2664/ 2694
mmcenroe@tiberend.com/mmiller@tiberend.com

Johanna Bennett (media)
(212) 375-2686
jbennett@tiberend.com

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